UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2011

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts	1-6314	04-1717070
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California  91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:   (818) 362-8391

None
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Acquisition of Lunda Construction Company

On July 1, 2011, Tutor Perini Corporation (the "Company") completed the acquisition (the “Lunda Acquisition”) of Lunda Construction Company (“Lunda”), a Wisconsin corporation, pursuant to the terms of a Stock Purchase Agreement, dated July 1, 2011 (the “Purchase Agreement”), by and among the Company, Lunda, and the shareholders of Lunda (the “Shareholders”).

The aggregate purchase price paid at Closing was $163.5 million consisting of approximately $141.8 million in cash (of which approximately $8.2 million (the “Escrow Amount”) will be held in escrow for up to twelve (12) months to satisfy indemnity claims) and $21.7 million in Seller Notes described below.  A portion of the purchase price was calculated based upon Lunda’s estimated net working capital as of the Closing, and is subject to a customary post-closing review and adjustment to the extent actual working capital is determined to differ from the estimated net working capital used to calculate the purchase price paid at Closing.  In addition, the Company expects to make an election under Section 338(h)(10) of the Internal Revenue Code to treat the Lunda Acquisition as an asset purchase for federal income tax purposes.  The Company has agreed to reimburse the Shareholders for the estimated incremental income tax costs incurred by the Shareholders as a result of such election.  The Shareholders are also entitled to additional consideration in the form of an annual earn-out based on Lunda's performance over the next three years.

In connection with the Lunda Acquisition, the Company issued to the Shareholders promissory notes in an aggregate amount of approximately $21.7 million (the “Seller Notes”).  Interest under the Seller Notes accrues at the rate of 5% per annum with all accrued but unpaid interest payable yearly on July 1.  The Seller Notes mature on the fifth anniversary of the closing of the Lunda Acquisition.  The Company may prepay all or any portion of the Seller Notes at any time without premium or penalty.  To the extent that the Company prepays all or any portion of its outstanding 7-5/8% Senior Notes due 2018 (the “Senior Notes”), it is also required to repay a pro rata portion (based upon the amount being prepaid under the Senior Notes and the total amount outstanding under the Senior Notes) of the Seller Notes.  The Seller Notes are guaranteed by Lunda, which, as a result of the Lunda Acquisition, is a wholly-owned subsidiary of the Company.

The Purchase Agreement contains customary representations, warranties and covenants.  Subject to limited exceptions, the representations and warranties of Lunda and the Shareholders survive for one (1) year following the closing of the Lunda Acquisition.  Specified fundamental representations, such as organization and power and title to assets, survive indefinitely.  Indemnification claims made by the Company for breaches of representations and warranties are generally capped at the Escrow Amount and are subject to a $500,000 threshold.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms.  The Purchase Agreement contains representations and warranties that the parties thereto made as of specific dates.  The assertions embodied in the representations and warranties in the Purchase Agreement were made solely for purposes of the Purchase Agreement and the transactions and agreements contemplated thereby among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Acquisition of GreenStar Services Corporation

On July 1, 2011, the Company, through its wholly owned subsidiary Galaxy Merger, Inc., a Delaware corporation (“Merger Sub”), acquired GreenStar Services Corporation (“GreenStar”), a Delaware Corporation (the “GreenStar Acquisition”), pursuant to the terms of an Agreement and Plan of Merger, dated July 1, 2011 (the “Merger Agreement”), by and among the Company, GreenStar, Galaxy Merger, Inc., and GreenStar IH Rep LLC, in its capacity as the Interest Holder Representative, as a result of which Merger Sub merged with and into GreenStar, with GreenStar surviving as a wholly-owned subsidiary of the Company.

The aggregate purchase price for the GreenStar Acquisition was $208.4 million plus the right of the shareholders of GreenStar to receive additional consideration in the form of an annual earn-out based on GreenStar’s performance over the next five years, capped at an aggregate of $40 million.  A portion of the purchase price was calculated based upon GreenStar’s estimated net working capital as of the closing of the GreenStar Acquisition, and is subject to a customary post-closing review and adjustment to the extent actual working capital is determined to differ from the estimated net working capital used to calculate the purchase price paid at the closing of the GreenStar Acquisition.  At the closing of the GreenStar Acquisition, the Company paid $100 million in cash and issued a promissory note with a principal amount of $74.9 million (the “Shareholder Note”) described below.  The balance of the base purchase price was retained by the Company for an agreed upon period to secure indemnification obligations and to satisfy deferred management incentive payments.

In connection with the GreenStar Acquisition, the Company issued to the Interest Holder Representative, on behalf of certain of GreenStar’s equity holders (the “Interest Holders”), the Shareholder Note.  Interest under the Shareholder Note accrues at the rate of 8% per annum with all accrued but unpaid interest payable on each of August 1, September 1 and October 1, 2011.  The Shareholder Note matures on October 31, 2011.  The Company may prepay all or any portion of the Shareholder Note at any time without premium or penalty.  Under certain circumstances, if the Company raises additional capital through the incurrence of additional indebtedness or the sale of equity interests, interest on the Shareholder Note increases to 13% per annum based on the additional capital raised by the Company unless the Company prepays the Shareholder Note in an amount equal to the net proceeds received from such additional capital raise.  The Shareholder Note is guaranteed by all of the Company’s subsidiaries (other than Lunda).

The Merger Agreement contains customary representations, warranties and covenants.  Subject to limited exceptions, the representations and warranties of GreenStar survive for one (1) year following the closing of the GreenStar Acquisition.  Specified fundamental representations, such as organization and power and title to assets, survive indefinitely.  Indemnification claims made by the Company for breaches of representations and warranties are generally capped at $25.5 million and are subject to a $400,000 threshold.

The foregoing descriptions of the Merger Agreement and the Shareholder Note do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Shareholder Note, copies of which are attached hereto as Exhibit 2.2 and Exhibit 10.1, respectively, and incorporated herein by reference.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms.  The Merger Agreement contains representations and warranties that the parties thereto made as of specific dates.  The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2011, the Company completed its acquisition of Lunda, a heavy civil contractor engaged in the construction, rehabilitation and maintenance of bridges, railroads, and other civil structures in the Midwest and throughout the United States, as described above in Item 1.01.

Item 7.01. Regulation FD Disclosure.

The Company issued press releases announcing the completion of the acquisitions of Lunda and GreenStar. Copies of the press releases are furnished with this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

The required financial statements of the business acquired will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this initial Current Report on Form 8-K must be filed.

(b)   Pro forma financial information.

The required pro forma financial information will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this initial Current Report on Form 8-K must be filed.

(d)   Exhibits.

2.1	Stock Purchase Agreement dated July 1, 2011 by and among Tutor Perini Corporation, Lunda Construction Company, and each of the Shareholders of Lunda Construction Company.*

2.2	Agreement and Plan of Merger dated July 1, 2011 by and among Tutor Perini Corporation, GreenStar Services Corporation, Galaxy Merger, Inc., and GreenStar IH Rep LLC.*

10.1	Promissory Note, dated July 1, 2011, issued by Tutor Perini Corporation to GreenStar IH Rep LLC, in its capacity as the Interest Holder Representative on behalf of certain equity holders of GreenStar.

99.1	Press Release of Tutor Perini Corporation dated July 1, 2011.

99.2	Press Release of Tutor Perini Corporation dated July 1, 2011.

*Exhibits, schedules (or similar attachments) to the Purchase Agreement and the Merger Agreement are not filed.  The Company will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: July 5, 2011	By: /s/Kenneth R. Burk
Kenneth R. Burk
Executive Vice President and Chief Financial Officer